Exhibit 99.1
Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549
News Release
Intel Reports Second-Quarter 2024 Financial Results
Announces $10 Billion Cost Reduction Plan to Increase Efficiency and Market Competitiveness
NEWS SUMMARY
▪Second-quarter revenue of $12.8 billion, down 1% year over year (YoY).
▪Second-quarter GAAP earnings (loss) per share (EPS) attributable to Intel was $(0.38); non-GAAP EPS attributable to Intel was $0.02.
▪Forecasting third-quarter 2024 revenue of $12.5 billion to $13.5 billion; expecting third-quarter GAAP EPS attributable to Intel of $(0.24); non-GAAP EPS attributable to Intel of $(0.03).
▪Implementing comprehensive reduction in spending, including a more than 15% headcount reduction, to resize and refocus.
▪Suspending dividend starting in the fourth quarter of 2024. The company reiterates its long-term commitment to a competitive dividend as cash flows improve to sustainably higher levels.
▪Achieved key milestones on Intel 18A with the 1.0 Process Design Kit (PDK) released and key power-on of first client and server products on Intel 18A, Panther Lake and Clearwater Forest.

SANTA CLARA, Calif., Aug. 1, 2024 – Intel Corporation today reported second-quarter 2024 financial results.
“Our Q2 financial performance was disappointing, even as we hit key product and process technology milestones. Second-half trends are more challenging than we previously expected, and we are leveraging our new operating model to take decisive actions that will improve operating and capital efficiencies while accelerating our IDM 2.0 transformation,” said Pat Gelsinger, Intel CEO. “These actions, combined with the launch of Intel 18A next year to regain process technology leadership, will strengthen our position in the market, improve our profitability and create shareholder value.”
“Second-quarter results were impacted by gross margin headwinds from the accelerated ramp of our AI PC product, higher than typical charges related to non-core businesses and the impact from unused capacity,” said David Zinsner, Intel CFO. “By implementing our spending reductions, we are taking proactive steps to improve our profits and strengthen our balance sheet. We expect these actions to meaningfully improve liquidity and reduce our debt balance while enabling us to make the right investments to drive long-term value for shareholders.”

Cost-Reduction Plan
As Intel nears the completion of rebuilding a sustainable engine of process technology leadership, it announced a series of initiatives to create a sustainable financial engine that accelerates profitable growth, enables further operational efficiency and agility, and creates capacity for ongoing strategic investment in technology and manufacturing leadership. These initiatives follow the establishment of separate financial reporting for Intel Products and Intel Foundry, which provides a "clean sheet" view of the business and has uncovered significant opportunities to drive meaningful operational and cost efficiencies. The actions include structural and operating realignment across the company, headcount reductions, and operating expense and capital expenditure reductions of more than $10 billion in 2025 compared to previous estimates. As a result of these actions, Intel aims to achieve clear line of sight toward a sustainable business model with the ongoing financial resources and liquidity needed to support the company’s long-term strategy.

Exhibit 99.1
The plan will enable the next phase of the company’s multiyear transformation strategy, and is focused on four key priorities:
▪Reducing Operating Expenses: The company will streamline its operations and meaningfully cut spending and headcount, reducing non-GAAP R&D and marketing, general and administrative (MG&A) to approximately $20 billion in 2024 and approximately $17.5 billion in 2025, with further reductions expected in 2026. Intel expects to reduce headcount by greater than 15% with the majority completed by the end of 2024.
▪Reducing Capital Expenditures: With the end of its historic five-nodes-in-four-years journey firmly in sight, Intel is now shifting its focus toward capital efficiency and investment levels aligned to market requirements. This will reduce gross capital expenditures* in 2024 by more than 20% from prior projections, bringing gross capital expenditures in 2024 to between $25 billion and $27 billion. Intel expects net capital spending* in 2024 of between $11 billion and $13 billion. In 2025, the company is targeting gross capital expenditures between $20 billion and $23 billion and net capital spending between $12 billion and $14 billion.
▪Reducing Cost of Sales: The company expects to generate $1 billion in savings in non-variable cost of sales in 2025. Product mix will continue to be a headwind next year, contributing to modest YoY improvements to 2025's gross margin.
▪Maintaining Core Investments to Execute Strategy: The company continues to advance its long-term innovation and path to leadership across process technology and products, and the increased efficiency from its actions is expected to further support its execution. In addition, Intel continues to sustain investments to build a resilient and sustainable semiconductor supply chain in the United States and around the world.
Intel is taking the added step of suspending the dividend starting in the fourth quarter, recognizing the importance of prioritizing liquidity to support the investments needed to execute its strategy. The company reiterates its long-term commitment to a competitive dividend as cash flows improve to sustainably higher levels.
Q2 2024 Financial Highlights

	GAAP			Non-GAAP
	Q2 2024	Q2 2023	vs. Q2 2023	Q2 2024	Q2 2023	vs. Q2 2023
Revenue ($B)	$12.8	$12.9	down 1%
Gross Margin	35.4%	35.8%	down 0.4 ppt	38.7%	39.8%	down 1.1 ppts
R&D and MG&A ($B)	$5.6	$5.5	up 2%	$4.9	$4.7	up 5%
Operating Margin	(15.3)%	(7.8)%	down 7.5 ppts	0.2%	3.5%	down 3.3 ppts
Tax Rate	17.5%	280.5%	n/m**	13.0%	13.0%	—
Net Income (loss) Attributable to Intel ($B)	$(1.6)	$1.5	n/m**	$0.1	$0.5	down 85%
Earnings (loss) Per Share Attributable to Intel	$(0.38)	$0.35	n/m**	$0.02	$0.13	down 85%
In the second quarter, the company generated $2.3 billion in cash from operations and paid dividends of $0.5 billion.

*Gross capital expenditures refers to GAAP additions to property, plant, and equipment. Net capital spending, a non-GAAP financial measure, is defined as additions to property, plant, and equipment, net of proceeds from capital-related government incentives and partner contributions. See below for more information on and reconciliations of Intel's non-GAAP financial measures.
**Not meaningful

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Business Unit Summary
Intel previously announced the implementation of an internal foundry operating model, which took effect in the first quarter of 2024 and created a foundry relationship between its Intel Products business (collectively CCG, DCAI and NEX) and its Intel Foundry business (including Foundry Technology Development, Foundry Manufacturing and Supply Chain, and Foundry Services (formerly IFS)). The foundry operating model is a key component of the company's strategy and is designed to reshape operational dynamics and drive greater transparency, accountability, and focus on costs and efficiency. The company also previously announced its intent to operate Altera® as a standalone business beginning in the first quarter of 2024. Altera was previously included in DCAI's segment results. As a result of these changes, the company modified its segment reporting in the first quarter of 2024 to align to this new operating model. All prior-period segment data has been retrospectively adjusted to reflect the way the company internally receives information and manages and monitors its operating segment performance starting in fiscal year 2024. There are no changes to Intel’s consolidated financial statements for any prior periods.

Business Unit Revenue and Trends	Q2 2024	vs. Q2 2023
Intel Products:
Client Computing Group (CCG)	$7.4 billion	up	9%
Data Center and AI (DCAI)	$3.0 billion	down	3%
Network and Edge (NEX)	$1.3 billion	down	1%
Total Intel Products revenue	$11.8 billion	up	4%
Intel Foundry	$4.3 billion	up	4%
All other:
Altera	$361 million	down	57%
Mobileye	$440 million	down	3%
Other	$167 million	up	43%
Total all other revenue	$968 million	down	32%
Intersegment eliminations	$(4.3) billion
Total net revenue	$12.8 billion	down	1%
Intel Products Highlights
▪CCG: Intel continues to define and drive the AI PC category, shipping more than 15 million AI PCs since December 2023, far more than all of Intel's competitors combined, and on track to ship more than 40 million AI PCs by year-end. Lunar Lake, the company’s next-generation AI CPU, achieved production release in July 2024, ahead of schedule, with shipments starting in the third quarter. Lunar Lake will power over 80 new Copilot+ PCs across more than 20 OEMs.
▪DCAI: More than 130 million Intel® Xeon® processors power data centers around the world today, and at Computex Intel introduced its next-generation Intel® Xeon® 6 processor with Efficient-cores (E-cores), code-named Sierra Forest, marking the company’s first Intel 3 server product architected for high-density, scale-out workloads. Intel expects Intel® Xeon® 6 processors with Performance-cores (P-cores), code-named Granite Rapids, to begin shipping in the third quarter of 2024. The Intel® Gaudi® 3 AI accelerator is also on track to launch in the third quarter and is expected to deliver roughly two-times the performance per dollar on both inference and training versus the leading competitor.
▪NEX: Intel announced an array of AI-optimized scale-out Ethernet solutions, including the Intel AI network interface card and foundry chiplets that will launch next year. New infrastructure processing unit (IPU) adaptors for the enterprise are now broadly available and supported by Dell Technologies, Red Hat and others. IPUs will play an increasingly important role in Intel’s accelerator portfolio, which the company expects will help drive AI data center growth and profitability in 2025 and beyond. Additionally, Intel and others announced the creation of the Ultra Accelerator Link, a new industry standard dedicated to advancing high-speed, low-latency communication for scale-up AI systems communication in data centers.

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Intel Foundry Highlights
▪Intel is nearing the completion of its promised five-nodes-in-four-years strategy, with Intel 18A on track to be manufacturing-ready by the end of this year and production wafer start volumes in the first half of 2025. In July 2024, Intel released to foundry customers the 1.0 PDK for Intel 18A. The company’s first two Intel 18A products, Panther Lake for client — the first microprocessor to use RibbonFet, PowerVia and advanced packaging — and Clearwater Forest for servers, are on track to launch in 2025.
▪Ansys, Cadence, Siemens, and Synopsys announced the availability of reference flows for Intel’s embedded multi-die interconnect bridge (EMIB) advanced packaging technology, which simplifies the design process and offers design flexibility. The companies also declared readiness for Intel 18A designs.
▪During the quarter, Intel named industry veteran Kevin O'Buckley to lead Foundry Services. The company also recently appointed Dr. Naga Chandrasekaran to lead Intel Foundry Manufacturing and Supply Chain. Their leadership will support Intel’s continued development of the first systems foundry for the AI era.

Other Highlights
Intel announced its second Semiconductor Co-Investment Program (SCIP) agreement, the formation of a joint venture with Apollo related to Intel’s Fab 34 in Ireland. SCIP is an element of Intel’s Smart Capital strategy, a funding approach designed to create financial flexibility to accelerate the company’s strategy, including investing in its global manufacturing operations, while maintaining a strong balance sheet.
Q3 2024 Dividend
The company announced that its board of directors has declared a quarterly dividend of $0.125 per share on the company’s common stock, which will be payable Sept. 1, 2024, to shareholders of record as of Aug. 7, 2024.

As noted earlier, Intel is suspending the dividend starting in the fourth quarter.
Business Outlook
Intel's guidance for the third quarter of 2024 includes both GAAP and non-GAAP estimates as follows:

Q3 2024	GAAP	Non-GAAP
Revenue	$12.5-13.5 billion
Gross Margin	34.5%	38.0%
Tax Rate	34%	13%
Earnings (Loss) Per Share Attributable to Intel—Diluted	$(0.24)	$(0.03)

Reconciliations between GAAP and non-GAAP financial measures are included below. Actual results may differ materially from Intel’s business outlook as a result of, among other things, the factors described under “Forward-Looking Statements” below. The gross margin and EPS outlook are based on the mid-point of the revenue range.
Earnings Webcast
Intel will hold a public webcast at 2 p.m. PDT today to discuss the results for its second quarter of 2024. The live public webcast can be accessed on Intel's Investor Relations website at www.intc.com. The corresponding earnings presentation and webcast replay will also be available on the site.

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Forward-Looking Statements
This release contains forward-looking statements that involve a number of risks and uncertainties. Words such as "accelerate", "achieve", "aim", "ambitions", "anticipate", "believe", "committed", "continue", "could", "designed", "estimate", "expect", "forecast", "future", "goals", "grow", "guidance", "intend", "likely", "may", "might", "milestones", "next generation", "objective", "on track", "opportunity", "outlook", "pending", "plan", "position", "possible", "potential", "predict", "progress", "ramp", "roadmap", "seek", "should", "strive", "targets", "to be", "upcoming", "will", "would", and variations of such words and similar expressions are intended to identify such forward-looking statements, which may include statements regarding:
▪our business plans and strategy and anticipated benefits therefrom, including with respect to our IDM 2.0 strategy, Smart Capital strategy, partnerships with Apollo and Brookfield, internal foundry model, updated reporting structure, and AI strategy;
▪projections of our future financial performance, including future revenue, gross margins, capital expenditures, and cash flows;
▪projected costs and yield trends;
▪future cash requirements, the availability, uses, sufficiency, and cost of capital resources, and sources of funding, including for future capital and R&D investments and for returns to stockholders, such as stock repurchases and dividends, and credit ratings expectations;
▪future products, services, and technologies, and the expected goals, timeline, ramps, progress, availability, production, regulation, and benefits of such products, services, and technologies, including future process nodes and packaging technology, product roadmaps, schedules, future product architectures, expectations regarding process performance, per-watt parity, and metrics, and expectations regarding product and process leadership;
▪investment plans and impacts of investment plans, including in the US and abroad;
▪internal and external manufacturing plans, including future internal manufacturing volumes, manufacturing expansion plans and the financing therefor, and external foundry usage;
▪future production capacity and product supply;
▪supply expectations, including regarding constraints, limitations, pricing, and industry shortages;
▪plans and goals related to Intel's foundry business, including with respect to anticipated customers, future manufacturing capacity and service, technology, and IP offerings;
▪expected timing and impact of acquisitions, divestitures, and other significant transactions, including the sale of our NAND memory business;
▪expected completion and impacts of restructuring activities and cost-saving or efficiency initiatives;
▪future social and environmental performance goals, measures, strategies, and results;
▪our anticipated growth, future market share, and trends in our businesses and operations;
▪projected growth and trends in markets relevant to our businesses;
▪anticipated trends and impacts related to industry component, substrate, and foundry capacity utilization, shortages, and constraints;
▪expectations regarding government incentives;
▪future technology trends and developments, such as AI;
▪future macro environmental and economic conditions;
▪geopolitical tensions and conflicts and their potential impact on our business;
▪tax- and accounting-related expectations;
▪expectations regarding our relationships with certain sanctioned parties; and
▪other characterizations of future events or circumstances.

Such statements involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied, including those associated with:
▪the high level of competition and rapid technological change in our industry;
▪the significant long-term and inherently risky investments we are making in R&D and manufacturing facilities that may not realize a favorable return;

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▪the complexities and uncertainties in developing and implementing new semiconductor products and manufacturing process technologies;
▪our ability to time and scale our capital investments appropriately and successfully secure favorable alternative financing arrangements and government grants;
▪implementing new business strategies and investing in new businesses and technologies;
▪changes in demand for our products;
▪macroeconomic conditions and geopolitical tensions and conflicts, including geopolitical and trade tensions between the US and China, the impacts of Russia's war on Ukraine, tensions and conflict affecting Israel and the Middle East, and rising tensions between mainland China and Taiwan;
▪the evolving market for products with AI capabilities;
▪our complex global supply chain, including from disruptions, delays, trade tensions and conflicts, or shortages;
▪product defects, errata and other product issues, particularly as we develop next-generation products and implement next-generation manufacturing process technologies;
▪potential security vulnerabilities in our products;
▪increasing and evolving cybersecurity threats and privacy risks;
▪IP risks including related litigation and regulatory proceedings;
▪the need to attract, retain, and motivate key talent;
▪strategic transactions and investments;
▪sales-related risks, including customer concentration and the use of distributors and other third parties;
▪our significantly reduced return of capital in recent years;
▪our debt obligations and our ability to access sources of capital;
▪complex and evolving laws and regulations across many jurisdictions;
▪fluctuations in currency exchange rates;
▪changes in our effective tax rate;
▪catastrophic events;
▪environmental, health, safety, and product regulations;
▪our initiatives and new legal requirements with respect to corporate responsibility matters; and
▪other risks and uncertainties described in this release, our 2023 Form 10-K, and our other filings with the SEC.
Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made in this release and in other documents we file from time to time with the SEC that disclose risks and uncertainties that may affect our business.

Unless specifically indicated otherwise, the forward-looking statements in this release do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this filing. In addition, the forward-looking statements in this release are based on management's expectations as of the date of this release, unless an earlier date is specified, including expectations based on third-party information and projections that management believes to be reputable. We do not undertake, and expressly disclaim any duty, to update such statements, whether as a result of new information, new developments, or otherwise, except to the extent that disclosure may be required by law.
About Intel
Intel (Nasdaq: INTC) is an industry leader, creating world-changing technology that enables global progress and enriches lives. Inspired by Moore’s Law, we continuously work to advance the design and manufacturing of semiconductors to help address our customers’ greatest challenges. By embedding intelligence in the cloud, network, edge and every kind of computing device, we unleash the potential of data to transform business and society for the better. To learn more about Intel’s innovations, go to newsroom.intel.com and intel.com.

© Intel Corporation. Intel, the Intel logo, and other Intel marks are trademarks of Intel Corporation or its subsidiaries. Other names and brands may be claimed as the property of others.

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Intel Corporation
Consolidated Condensed Statements of Income and Other Information

	Three Months Ended
(In Millions, Except Per Share Amounts; Unaudited)	Jun 29, 2024	Jul 1, 2023
Net revenue	$12,833	$12,949
Cost of sales	8,286	8,311
Gross margin	4,547	4,638
Research and development	4,239	4,080
Marketing, general, and administrative	1,329	1,374
Restructuring and other charges	943	200
Operating expenses	6,511	5,654
Operating income (loss)	(1,964)	(1,016)
Gains (losses) on equity investments, net	(120)	(24)
Interest and other, net	80	224
Income (loss) before taxes	(2,004)	(816)
Provision for (benefit from) taxes	(350)	(2,289)
Net income (loss)	(1,654)	1,473
Less: Net income (loss) attributable to non-controlling interests	(44)	(8)
Net income (loss) attributable to Intel	$(1,610)	$1,481
Earnings (loss) per share attributable to Intel—basic	$(0.38)	$0.35
Earnings (loss) per share attributable to Intel—diluted	$(0.38)	$0.35

Weighted average shares of common stock outstanding:
Basic	4,267	4,182
Diluted	4,267	4,196

	Three Months Ended
(In Millions; Unaudited)	Jun 29, 2024	Jul 1, 2023
Earnings per share of common stock information:
Weighted average shares of common stock outstanding—basic	4,267	4,182
Dilutive effect of employee equity incentive plans	—	14
Weighted average shares of common stock outstanding—diluted	4,267	4,196

Other information:
(In Thousands; Unaudited)	Jun 29, 2024	Mar 30, 2024	Jul 1, 2023
Employees
Intel	116.5	116.4	118.1
Mobileye and other subsidiaries	5.3	5.2	4.7
NAND[1]	3.5	3.6	4.0
Total Intel	125.3	125.2	126.8

[1] Employees of the NAND memory business, which we divested to SK hynix on completion of the first closing on December 29, 2021 and fully deconsolidated in Q1 2022. Upon completion of the second closing of the divestiture, which remains pending and subject to closing conditions, the NAND employees will be excluded from the total Intel employee number.

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Intel Corporation
Consolidated Condensed Balance Sheets

(In Millions; Unaudited)	Jun 29, 2024	Dec 30, 2023
Assets
Current assets:
Cash and cash equivalents	$11,287	$7,079
Short-term investments	17,986	17,955
Accounts receivable, net	3,131	3,402
Inventories
Raw materials	1,284	1,166
Work in process	6,294	6,203
Finished goods	3,666	3,758
	11,244	11,127
Other current assets	7,181	3,706
Total current assets	50,829	43,269

Property, plant, and equipment, net	103,398	96,647
Equity investments	5,824	5,829
Goodwill	27,442	27,591
Identified intangible assets, net	4,383	4,589
Other long-term assets	14,329	13,647
Total assets	$206,205	$191,572

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$4,695	$2,288
Accounts payable	9,618	8,578
Accrued compensation and benefits	2,651	3,655
Income taxes payable	1,856	1,107
Other accrued liabilities	13,207	12,425
Total current liabilities	32,027	28,053

Debt	48,334	46,978
Other long-term liabilities	5,410	6,576
Stockholders’ equity:
Common stock and capital in excess of par value, 4,276 issued and outstanding (4,228 issued and outstanding as of December 30, 2023)	49,763	36,649
Accumulated other comprehensive income (loss)	(696)	(215)
Retained earnings	66,162	69,156
Total Intel stockholders' equity	115,229	105,590
Non-controlling interests	5,205	4,375
Total stockholders' equity	120,434	109,965
Total liabilities and stockholders’ equity	$206,205	$191,572

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Intel Corporation
Consolidated Condensed Statements of Cash Flows

	Six Months Ended
(In Millions; Unaudited)	Jun 29, 2024	Jul 1, 2023

Cash and cash equivalents, beginning of period	$7,079	$11,144
Cash flows provided by (used for) operating activities:
Net income (loss)	(2,091)	(1,295)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	4,403	3,733
Share-based compensation	1,959	1,661
Restructuring and other charges	1,291	255
Amortization of intangibles	717	909
(Gains) losses on equity investments, net	(84)	(146)
Changes in assets and liabilities:
Accounts receivable	272	1,137
Inventories	(116)	1,240
Accounts payable	184	(1,102)
Accrued compensation and benefits	(1,309)	(1,340)
Income taxes	(2,174)	(2,186)
Other assets and liabilities	(1,983)	(1,843)
Total adjustments	3,160	2,318
Net cash provided by (used for) operating activities	1,069	1,023
Cash flows provided by (used for) investing activities:
Additions to property, plant, and equipment	(11,652)	(13,301)
Proceeds from capital-related government incentives	699	49
Purchases of short-term investments	(17,634)	(25,696)
Maturities and sales of short-term investments	17,214	26,957
Other investing	(355)	662
Net cash provided by (used for) investing activities	(11,728)	(11,329)
Cash flows provided by (used for) financing activities:
Issuance of commercial paper, net of issuance costs	5,804	—
Repayment of commercial paper	(2,609)	(3,944)
Payments on finance leases	—	(96)
Partner contributions	11,861	834
Proceeds from sales of subsidiary shares	—	1,573
Issuance of long-term debt, net of issuance costs	2,975	10,968
Repayment of debt	(2,288)	—
Proceeds from sales of common stock through employee equity incentive plans	631	665
Payment of dividends to stockholders	(1,063)	(2,036)
Other financing	(444)	(453)
Net cash provided by (used for) financing activities	14,867	7,511
Net increase (decrease) in cash and cash equivalents	4,208	(2,795)
Cash and cash equivalents, end of period	$11,287	$8,349

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Intel Corporation
Supplemental Operating Segment Results

	Three Months Ended
(In Millions)	Jun 29, 2024	Jul 1, 2023
Operating segment revenue:
Intel Products:
Client Computing Group
Desktop	$2,527	$2,370
Notebook	4,480	3,896
Other	403	514
	7,410	6,780
Data Center and AI	3,045	3,155
Network and Edge	1,344	1,364
Total Intel Products revenue	$11,799	$11,299

Intel Foundry	$4,320	$4,172
All other
Altera	361	848
Mobileye	440	454
Other	167	117
Total all other revenue	968	1,419
Total operating segment revenue	$17,087	$16,890
Intersegment eliminations	(4,254)	(3,941)
Total net revenue	$12,833	$12,949

Segment operating income (loss):
Intel Products:
Client Computing Group	$2,497	$1,986
Data Center and AI	276	469
Network and Edge	139	64
Total Intel Products operating income (loss)	$2,912	$2,519

Intel Foundry	$(2,830)	$(1,869)
All Other
Altera	(25)	346
Mobileye	72	129
Other	(82)	(120)
Total all other operating income (loss)	(35)	355
Total segment operating income (loss)	$47	$1,005
Intersegment eliminations	(291)	(413)
Corporate unallocated expenses	(1,720)	(1,608)
Total operating income (loss)	$(1,964)	$(1,016)

For information about our operating segments, including the nature of segment revenues and expenses, and a reconciliation of our operating segment revenue and operating income (loss) to our consolidated results, refer to our Form 10-K filed on January 26, 2024, Form 8-K furnished on April 2, 2024 and 10-Q filed on August 1, 2024.

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Intel Corporation
Explanation of Non-GAAP Measures
In addition to disclosing financial results in accordance with US GAAP, this document contains references to the non-GAAP financial measures below. We believe these non-GAAP financial measures provide investors with useful supplemental information about our operating performance, enable comparison of financial trends and results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management in operating our business and measuring our performance. Some of these non-GAAP financial measures are used in our performance-based RSUs and our cash bonus plans.
Our non-GAAP financial measures reflect adjustments based on one or more of the following items, as well as the related income tax effects. Income tax effects are calculated using a fixed long-term projected tax rate of 13% across all adjustments. We project this long-term non-GAAP tax rate on at least an annual basis using a five-year non-GAAP financial projection that excludes the income tax effects of each adjustment. The projected non-GAAP tax rate also considers factors such as our tax structure, our tax positions in various jurisdictions, and key legislation in significant jurisdictions where we operate. This long-term non-GAAP tax rate may be subject to change for a variety of reasons, including the rapidly evolving global tax environment, significant changes in our geographic earnings mix, or changes to our strategy or business operations. Management uses this non-GAAP tax rate in managing internal short- and long-term operating plans and in evaluating our performance; we believe this approach facilitates comparison of our operating results and provides useful evaluation of our current operating performance.

Our non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the financial results calculated in accordance with US GAAP and reconciliations from these results should be carefully evaluated.

Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Acquisition-related adjustments	Amortization of acquisition-related intangible assets consists of amortization of intangible assets such as developed technology, brands, and customer relationships acquired in connection with business combinations. Charges related to the amortization of these intangibles are recorded within both cost of sales and MG&A in our US GAAP financial statements. Amortization charges are recorded over the estimated useful life of the related acquired intangible asset, and thus are generally recorded over multiple years.	We exclude amortization charges for our acquisition-related intangible assets for purposes of calculating certain non-GAAP measures because these charges are inconsistent in size and are significantly impacted by the timing and valuation of our acquisitions. These adjustments facilitate a useful evaluation of our current operating performance and comparison to our past operating performance and provide investors with additional means to evaluate cost and expense trends.
Share-based compensation	Share-based compensation consists of charges related to our employee equity incentive plans.	We exclude charges related to share-based compensation for purposes of calculating certain non-GAAP measures because we believe these adjustments provide comparability to peer company results and because these charges are not viewed by management as part of our core operating performance. We believe these adjustments provide investors with a useful view, through the eyes of management, of our core business model, how management currently evaluates core operational performance, and additional means to evaluate expense trends, including in comparison to other peer companies.

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Non-GAAP adjustment or measure	Definition	Usefulness to management and investors
Restructuring and other charges
Restructuring charges are costs associated with a restructuring plan and are primarily related to employee severance and benefit arrangements. Other charges include periodic goodwill and asset impairments, and costs associated with restructuring activity. Q2 2024 includes a charge arising out of the R2 litigation.
We exclude restructuring and other charges, including any adjustments to charges recorded in prior periods, for purposes of calculating certain non-GAAP measures because these costs do not reflect our core operating performance. These adjustments facilitate a useful evaluation of our core operating performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.
(Gains) losses on equity investments, net	(Gains) losses on equity investments, net consists of ongoing mark-to-market adjustments on marketable equity securities, observable price adjustments on non-marketable equity securities, related impairment charges, and the sale of equity investments and other.	We exclude these non-operating gains and losses for purposes of calculating certain non-GAAP measures because it provides comparability between periods. The exclusion reflects how management evaluates the core operations of the business.
(Gains) losses from divestiture	(Gains) losses are recognized at the close of a divestiture, or over a specified deferral period when deferred consideration is received at the time of closing. Based on our ongoing obligation under the NAND wafer manufacturing and sale agreement entered into in connection with the first closing of the sale of our NAND memory business on December 29, 2021, a portion of the initial closing consideration was deferred and will be recognized between first and second closing.	We exclude gains or losses resulting from divestitures for purposes of calculating certain non-GAAP measures because they do not reflect our current operating performance. These adjustments facilitate a useful evaluation of our current operating performance and comparisons to past operating results.
Adjusted free cash flow	We reference a non-GAAP financial measure of adjusted free cash flow, which is used by management when assessing our sources of liquidity, capital resources, and quality of earnings. Adjusted free cash flow is operating cash flow adjusted for (1) additions to property, plant, and equipment, net of proceeds from capital-related government incentives and partner contributions, and (2) payments on finance leases.	This non-GAAP financial measure is helpful in understanding our capital requirements and sources of liquidity by providing an additional means to evaluate the cash flow trends of our business.
Net capital spending
We reference a non-GAAP financial measure of net capital spending, which is additions to property, plant, and equipment, net of proceeds from capital-related government incentives and partner contributions.

We believe this measure provides investors with useful supplemental information about our capital investment activities and capital offsets, and allows for greater transparency with respect to a key metric used by management in operating our business and measuring our performance.

Intel/Page 13
Intel Corporation
Supplemental Reconciliations of GAAP Actuals to Non-GAAP Actuals
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable US GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the reconciliations from US GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable US GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

	Three Months Ended
(In Millions, Except Per Share Amounts)	Jun 29, 2024	Jul 1, 2023
GAAP gross margin	$4,547	$4,638
Acquisition-related adjustments	224	306
Share-based compensation	195	210
Non-GAAP gross margin	$4,966	$5,154
GAAP gross margin percentage	35.4%	35.8%
Acquisition-related adjustments	1.7%	2.4%
Share-based compensation	1.5%	1.6%
Non-GAAP gross margin percentage	38.7%	39.8%
GAAP R&D and MG&A	$5,568	$5,454
Acquisition-related adjustments	(41)	(44)
Share-based compensation	(585)	(712)
Non-GAAP R&D and MG&A	$4,942	$4,698
GAAP operating income (loss)	$(1,964)	$(1,016)
Acquisition-related adjustments	265	350
Share-based compensation	780	922
Restructuring and other charges	943	200
Non-GAAP operating income	$24	$456
GAAP operating margin (loss)	(15.3)%	(7.8)%
Acquisition-related adjustments	2.1%	2.7%
Share-based compensation	6.1%	7.1%
Restructuring and other charges	7.3%	1.5%
Non-GAAP operating margin	0.2%	3.5%
GAAP tax rate	17.5%	280.5%
Income tax effects	(4.5)%	(267.5)%
Non-GAAP tax rate	13.0%	13.0%
GAAP net income (loss) attributable to Intel	$(1,610)	$1,481
Acquisition-related adjustments	265	350
Share-based compensation	780	922
Restructuring and other charges	943	200
(Gains) losses on equity investments, net	120	24
(Gains) losses from divestiture	(39)	(39)
Adjustments attributable to non-controlling interest	(18)	(18)
Income tax effects	(358)	(2,373)
Non-GAAP net income attributable to Intel	$83	$547

Intel/Page 14

	Three Months Ended
(In Millions, Except Per Share Amounts)	Jun 29, 2024	Jul 1, 2023
GAAP earnings (loss) per share attributable to Intel—diluted	$(0.38)	$0.35
Acquisition-related adjustments	0.06	0.08
Share-based compensation	0.18	0.22
Restructuring and other charges	0.22	0.05
(Gains) losses on equity investments, net	0.03	0.01
(Gains) losses from divestiture	(0.01)	(0.01)
Adjustments attributable to non-controlling interest	—	—
Income tax effects	(0.08)	(0.57)
Non-GAAP earnings per share attributable to Intel—diluted	$0.02	$0.13

GAAP net cash provided by (used for) operating activities	$2,292	$2,808
Net partner contributions and incentives received (cash expended) for property plant and equipment	5,863	(5,454)
Payments on finance leases	—	(81)
Adjusted free cash flow	$8,155	$(2,727)
GAAP net cash provided by (used for) investing activities	$(9,165)	$(2,808)
GAAP net cash provided by (used for) financing activities	$11,237	$117

Intel/Page 15
Intel Corporation
Supplemental Reconciliations of GAAP Outlook to Non-GAAP Outlook
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable US GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the financial outlook prepared in accordance with US GAAP and the reconciliations from this Business Outlook should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable US GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

Q3 2024 Outlook[1]
Approximately
GAAP gross margin percentage	34.5%
Acquisition-related adjustments	1.7%
Share-based compensation	1.8%
Non-GAAP gross margin percentage	38.0%

GAAP tax rate	34%
Income tax effects	(21)%
Non-GAAP tax rate	13%

GAAP earnings (loss) per share attributable to Intel—diluted	$(0.24)
Acquisition-related adjustments	0.06
Share-based compensation	0.23
Restructuring and other charges	0.06
(Gains) losses from divestiture	(0.01)
Adjustments attributable to non-controlling interest	—
Income tax effects	(0.13)
Non-GAAP earnings (loss) per share attributable to Intel—diluted	$(0.03)

1 Non-GAAP gross margin percentage and non-GAAP EPS outlook based on the mid-point of the revenue range.

Intel/Page 16
Intel Corporation
Supplemental Reconciliations of Other GAAP to Non-GAAP Forward-Looking Estimates
Set forth below are reconciliations of the non-GAAP financial measure to the most directly comparable US GAAP financial measure. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with US GAAP, and the reconciliations should be carefully evaluated. Please refer to "Explanation of Non-GAAP Measures" in this document for a detailed explanation of the adjustments made to the comparable US GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

(In Billions)	Full-Year 2024	Full-Year 2025
	Approximately	Approximately

GAAP R&D and MG&A	$22.9	$20.1
Acquisition-related adjustments	(0.2)	(0.1)
Share-based compensation	(2.7)	(2.5)
Non-GAAP R&D and MG&A	$20.0	$17.5

GAAP additions to property, plant and equipment (gross capital expenditures)	$25.0 - $27.0	$20.0 - $23.0
Proceeds from capital-related government incentives	(1.5 - 3.5)	(4.0 - 6.0)
Partner contributions	(12.5)	(4.0 - 5.0)
Non-GAAP net capital spending	$11.0 - 13.0	$12.0 - $14.0

Contacts:

Kylie Altman
Investor Relations
1-916-356-0320
kylie.altman@intel.com

Penny Bruce
Media Relations
1-408-893-0601
penelope.bruce@intel.com